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                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Howard Schultz & Associates International:


     We consent to the use of our report (included in PRG-Schultz International, Inc.'s Current Report on Form 8-K/A filed on April 3, 2002) dated March 1, 2002, with respect to the combined balance sheets of Howard Schultz & Associates International, Inc. as of December 31, 2001 and 2000, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.


                                           /s/ KPMG LLP
                                           ----------------------------------
                                           KPMG LLP
Dallas, Texas
August 28, 2002